EXHIBIT 10.12


                                 PROMISSORY NOTE

$1,000,000.00

March 30, 2001

         IVG CORP. (hereinafter collectively referred to as the "Borrower"), whose address is 13135 S. Dairy Ashford, Suite 525, Sugarland, Texas 77478, for value received, promises and agrees to pay in accordance with the terms set forth herein, to the order of SES CORP. (hereinafter "Holder") in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, the principal sum of One Million Dollars ($1,000,000.00).

         In addition to the principal sum referred to in the first paragraph of this Promissory Note, Borrower also agrees to pay interest on all amounts hereof so advanced and remaining from time to time unpaid hereon from the date hereof until maturity at the at the rate of eight percent (8.0%) per annum.

         Principal and interest due and owing hereunder shall be paid in full on the 180th day following the date hereof ("Maturity")

BORROWER SHALL HAVE THE PRIVILEGE TO PREPAY THE ENTIRE BALANCE OF PRINCIPAL AND INTEREST OWING HEREUNDER, WITHOUT PENALTY.

         All payments of interest shall be computed on the per annum basis of a year of 360 days and for the actual number of days (including the first day but excluding the last day) elapsed unless such calculation would result in a usurious rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be.

         The Holder hereby is authorized to record all Loans and all payments and prepayments hereunder on account of principal and interest on the records of the Holder in its usual and customary manner.

         Each payment and prepayment made by Borrower under this Promissory Note shall be made in immediately available funds no later than 12:00 o'clock noon, on the date that such payment or prepayment is required to be made. Any payment or prepayment received and accepted by the Holder after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the Holder's next following Business Day.

         If the date for any payment or prepayment hereunder falls on a day which is not a Business Day, then for all purposes of this Promissory Note the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of Interest.

         Borrower and any and each co-maker, guarantor, accommodation party, endorser or other Person liable for time payment or collection of this Promissory Note expressly waive demand and

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presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, notice of dishonor, bringing of suit and diligence taking any action to collect amounts called for hereunder and in the handling of property at any time existing as security in connection herewith, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any lien at any time bad or existing as security for any amount called for hereunder.

         If default is made in the payment of the Promissory Note (whether of principal, interest or other amounts) when due (regardless of how the maturity of this Promissory Note may be brought about) and the same is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in bankruptcy, probate, receivership, or other judicial proceedings for the establishment or collection of any amount called for hereunder, or any amount payable or to be payable hereunder is collected through any such proceedings, Borrower agrees and is also to pay to the owner and holder of this Promissory Note a reasonable amount of attorneys' fees.

         Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by the Holder hereof and handled for collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Holder hereof except to the extent that actual cash proceeds of such instrument are unconditionally received by the folder and applied to the indebtedness evidenced by this Promissory Note in the manner elsewhere herein provided.

         This Promissory Note has been made and issued and is payable in the State of Michigan and shall be governed by the laws of such State.

          "BORROWER:" IVG CORP.

          By: /s/ Patrick Walden
              -----------------------------------
              (Signature)
       Title: Executive Vice President and CFO
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